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                                                                    EXHIBIT 23.4

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 1996, with respect to the consolidated financial statements of Garrett Aviation Services and subsidiary included in the Current Report on Form 8-K of UNC Incorporated, incorporated by reference in the Registration Statement of UNC Incorporated (Form S-3) (File No. 333-14853) pertaining to the Series B Senior Cumulative Convertible Preferred Stock, the Series C Senior Cumulative Preferred Stock and the Common Stock.

                                             ERNST & YOUNG LLP

Phoenix, Arizona

November 22, 1996